UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2015

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2015, Aqua America, Inc. (the “Company”) announced the appointment of Christopher H. Franklin, Executive Vice President and President and Chief Operating Officer, Regulated Operations, to succeed the Company’s current Chief Executive Officer, Nicholas DeBenedictis, effective July 1, 2015 (“Commencement Date”). In addition, Mr. DeBenedictis will continue as senior advisor to Mr. Franklin for a period of three months commencing on July 1, 2015 and ending on September 30, 2015 to assist in the transition. Mr. DeBenedictis will serve as non-executive chairman of the board commencing on July 1, 2015. The Company’s press release announcing Mr. Franklin’s appointment as Chief Executive Officer and Mr. DeBenedictis’ appointment as senior advisor is attached as Exhibit 99.1 to this report.

Mr. Franklin, age 50, has served as Executive Vice President and President and Chief Operating Officer, Regulated Operations of the Company since January 2012. Prior to his current role, Mr. Franklin was Regional President – Midwest and Southern Operations and Senior Vice President, Corporate and Public Affairs from January 2010 to January 2012; Regional President– Southern Operations and Senior Vice President, Public Affairs and Customer Operations from January 2007 to January 2010; and Vice President, Public Affairs and Customer Operations from July 2002 to January 2007.

Mr. Franklin does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Franklin and any other persons pursuant to which he was selected as an officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an Employment Agreement with Mr. Franklin, dated June 2, 2015 (the “Employment Agreement”), with the following principal provisions:

•	Term. The initial term of Mr. Franklin’s appointment as Chief Executive Officer will be from July 1, 2015 to July 1, 2018, and may be extended for successive one-year periods by the mutual agreement of the Company and Mr. Franklin.

•	Base Salary. Mr. Franklin’s annual base salary will be initially $635,000.

•	Annual Incentive Compensation. Mr. Franklin will continue to participate in the Company’s Annual Cash Incentive Compensation Plan. Mr. Franklin’s target annual bonus shall not be less than 80% of his base salary. For 2015, Mr. Franklin’s target bonus payable will be pro rated based upon the number of months remaining in the year after the Commencement Date, and his target bonus payable under his current arrangement, based upon his current target bonus percentage, will be pro rated for the first half of 2015.

•

Annual Equity Incentives. For 2016 and thereafter, Mr. Franklin will be granted annual, equity-based long term incentive compensation at the discretion of the Executive Compensation Committee of the Board of Directors under the Company’s 2009 Omnibus Equity Compensation Plan (the “Omnibus Plan”); provided that, the target annual equity grant will not be less than 165% of his base salary. For 2015, Mr. Franklin will be granted an equity award with a value equal to 50% of the difference between 165% of his base salary and his current long-term incentive award under the Omnibus Plan, measured as of the grant date (the “Stock Award”), with performance-based vesting as determined by the Executive Compensation Committee.

•	Termination of Employment

•	Stock Award. If the Company terminates Mr. Franklin’s employment without Cause (as defined in the Employment Agreement) or does not renew the term of the Employment Agreement, or Mr. Franklin terminates his employment for Good Reason (as defined in the Employment Agreement), any unvested shares of the Stock Award will become fully vested if the applicable performance goals are met for any of the three successive calendar years immediately following the date of grant of the Stock Award. In the event of Mr. Franklin’s death or Disability (as defined in the Employment Agreement), any unvested shares of the Stock Award will become fully vested upon his death or termination of employment due to Disability. If Mr. Franklin’s employment is terminated for Cause or if he voluntarily terminates his employment without Good Reason, any unvested shares of the Stock Award will be forfeited.

•	Severance Benefits. If the Company terminates Mr. Franklin’s employment without Cause or does not renew the term of the Employment Agreement, or Mr. Franklin terminates his employment for Good Reason, Mr. Franklin will receive any accrued but unpaid salary and accrued vacation as well as a lump sum equal to (i) 24 months of base salary and (ii) two times the target annual bonus. If the Company terminates Mr. Franklin’s employment for Cause or if he terminates his employment without Good Reason, or for death or Disability, Mr. Franklin (or his estate) will receive any accrued but unpaid salary and accrued vacation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

The Company previously entered into a change in control agreement with Mr. Franklin, dated December 31, 2008, which was filed as Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2009. The change in control agreement, which provides for post-termination of employment compensation following a change-in-control will continue in effect. A description of the Company’s change in control arrangement with Mr. Franklin is incorporated by reference into this Form 8-K from the Company’s proxy statement for its 2015 Annual Meeting filed with the SEC on March 25, 2015.

Item 9.01 Financial Statements and Schedules

(d) Exhibits.

10.1 *	Employment Agreement, dated June 2, 2015, between Aqua America, Inc. and Christopher Franklin.

10.2

Change in Control Agreement, dated December 31, 2008, between Aqua America, Inc. and Christopher Franklin (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the year ended

December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009).

99.1 *	Press release of Aqua America, Inc., issued June 3, 2015.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

June 3, 2015	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary